AMENDMENT No. 2 TO

SECURITIES ESCROW AGREEMENT

This Amendment No. 2 (“Amendment No. 2”) to the Securities Escrow Agreement dated as of March 28, 2008 (the “Securities Escrow Agreement”) (as Amended by the Amendment to Securities Escrow Agreement dated as of October 15, 2009, by and among QKL Stores, Inc., a Delaware corporation (the “Company”), Vision Opportunity China LP, a closed-ended investment company incorporated in Guernsey, as representative of the Purchasers (the “Purchaser Representative”), Winning State Investment Limited, a company organized in the British Virgin Islands (the “Principal Stockholder”), and Loeb & Loeb, LLP (the “Escrow Agent”) is made and entered into as of April 1, 2009.  Capitalized terms used but not defined herein shall have the meanings set forth in the Securities Escrow Agreement (as defined below).

WHEREAS, on January 1, 2009 the Company adopted the provisions of EITF 07-5, “Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity’s Own Stock” (FASB ASC 815-40-15-5) FASB ASC Topic 815, “Derivatives and Hedging (“ASC 815”) (collectively referred to as “ASC 815”) which will impact the Company’s net income for 2009; and

NOW THEREFORE, in consideration of the foregoing and for other consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. The parties hereto agree to amend paragraph (b) on page 2 of the Securities Escrow Agreement as follows:

(b)  In 2009, without additional financing (i) Both Net Income, as defined in accordance with US GAAP and reported by the Company in its audited financial statements for 2009 (the “2009 financial statements”) and Cash from Operations, as reported by the Company in the 2009 financial statements exceed $11.15 million and (ii) Earnings Per Share equal or exceed $0.27, such “Earnings Per Share” to be calculated by dividing the lesser of Net Income and Cash from Operations, as reported by the Company in the 2009 financial statements plus (a) any amounts that may have been recorded as charges or liabilities on the 2009 financial statements due to the application of EITF No. 00-19 or ASC 815 that are associated with (1) any outstanding Warrants of the Company issued in connection with the Purchase Agreement or (2) any liabilities created as a result of the Escrow Shares being released to any officers or directors of the Company and (b) one time non-recurring cash expenses incurred by the Company relating to the Offering and the Listing, including all legal and accounting fees, SEC and FINRA filing fees, NASDAQ application and listing fees, printing fees and road show expenses (“2009 Net Income”) by the then Outstanding Shares; provided however that for the purposes of this paragraph, Outstanding Shares shall exclude any shares issued by the Company in the Offering (the performance thresholds set forth in (i) and (ii) above shall be collectively referred to herein as the “2009 Performance Thresholds”); and

2. Except as specifically amended hereby, the Securities Escrow Agreement shall continue in full force and effect and the parties hereby reaffirm the same.

3. This Amendment shall be construed in accordance with and governed by the internal laws of the State of New York.

4. This Amendment is entered into pursuant to Section 4.7 of the Securities Escrow Agreement, which allows the parties to amend the Securities Escrow Agreement if such amendment is signed by the Company, the Purchaser Representative, the Principal Stockholder and the Escrow Agent.

5. This Amendment may be signed in any number of counterparts, each of which shall be an original and all of which shall be deemed to be one and the same instrument, with the same effect as if the signatures thereto and hereto were upon the same instrument.  A facsimile signature shall be deemed to be an original signature for purposes of this Supplement.

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[SIGNATURE PAGE TO THE SUPPLEMENT TO SECURITIES ESCROW AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have duly executed this Supplement  as of the day and year first above written.

QKL STORES, INC.

By:	/s/ Zhuangyi Wang
Name: Zhuangyi Wang
Title:   Chief Executive Officer and President

PURCHASER REPRESENTATIVE:

VISION OPPORUNITY CHINA LP

By:	/s/ Adam Benowitz
Name: Adam Benowitz
Title:   Authorized Signatory

ESCROW AGENT:

LOEB & LOEB, LLP

By:	/s/ Eric Doering
Name: Eric Doering
Title:   Partner

PRINCIPAL STOCKHOLDER:

By:	/s/ Zhuangyi Wang
Name: Winning State Investment Limited
Authorized Signatory: Zhuangyi Wang